EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned, Robert S. Lowenthal, President and Chief Executive Officer of Oppenheimer Holdings Inc. (the “Company”), hereby certifies that to his knowledge the Annual Report on Form 10-K for the year ended December 31, 2025 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.
Signed at New York, New York, this 26th day of February, 2026.

/s/ Robert S. Lowenthal
Robert S. Lowenthal
President and Chief Executive Officer